Exhibit 99.1

Daseke Reports Results for Third Quarter of 2021

Healthy rate environment and continued freight network optimization combine to drive solid quarterly results amid demand-driven capacity constraints

Addison, Texas – October 22, 2021 – Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets, today reported financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Highlights:

•
Revenue of $424.6 million, up 13.0% year-over-year
•
Net income of $20.9 million, or $0.30 per diluted share attributable to common stockholders, compared to $12.7 million in last year’s third quarter
•
Adjusted Net Income ex-Aveda of $30.1 million, or $0.43 per diluted share attributable to common stockholders
•
Adjusted EBITDA ex-Aveda of $68.4 million, up 21.7% year-over-year
•
Cash flows from operating activities of $57.6 million and Free Cash Flow of $62.7 million
•
Operating Ratio (“OR”) of 90.5% and Adjusted Operating Ratio of 88.7%

Management Commentary

"We are pleased to report another quarter of strong operating and financial results, as Daseke continued to decisively execute against the backdrop of a strong freight environment. Once again, we demonstrated the strength of our operating model, effectively flexing our 'asset-right' fleet in order to service the needs of our customers in this unprecedented market. Prospectively, we plan to deliver meaningful value to our shareholders by continuing to leverage our scale and our differentiated capabilities, while also maintaining a keen focus on advancing our operational improvement initiatives," said Jonathan Shepko, Chief Executive Officer of Daseke.

Third Quarter 2021 Financial Results

Total revenue in the third quarter of 2021 increased 13.0% to $424.6 million, compared to $375.8 million in the year-ago quarter. This year-over-year increase in revenue was driven primarily by record freight rates in the Flatbed segment.

Operating income in the third quarter of 2021 was $40.4 million, compared to operating income of $28.1 million in the year-ago quarter. The change in operating income was primarily driven by a rate environment that has returned to pre-pandemic levels, ongoing benefits from fleet rationalization efforts, better than anticipated performance on insurance and claims, and additional gains on sales of assets.

Net income for the third quarter of 2021 was $20.9 million, or $0.30 per diluted share attributable to common stockholders, compared to net income of $12.7 million, or $0.17 per share attributable to common stockholders, in the year-ago quarter. The year-over-year change was primarily due to the increase in operating income discussed above, partially offset by an increase in income tax expense due to the higher pre-tax income. Adjusted Net Income ex-Aveda was $30.1 million in the third quarter of 2021, compared to $17.7 million in the year-ago quarter. Adjusted EBITDA in the third quarter of 2021 was $68.3 million, compared to $57.6 million in the year-ago quarter. Excluding the impact of the Aveda business, third quarter Adjusted EBITDA increased 21.7% to $68.4 million compared to $56.2 million in the comparable period last year.

Segment Results

Specialized Solutions – During the third quarter of 2021, the Specialized Solutions segment (all measures presented Ex-Aveda to reflect the exit of that business in 2020) benefitted from sustained demand strength and improving freight rates, primarily serving construction, high security cargo and glass, which was partially offset by the normalization of high-margin wind energy market project revenues versus last year’s third quarter. Overall, this business mix shift led to a 4.0% increase in average freight rate per mile, while revenue per tractor increased by 4.1% versus last year’s third quarter due primarily to improved performance across select industrial verticals, more than offsetting the mix shift away from wind energy project revenues.

Flatbed Solutions – The Flatbed Solutions segment benefitted from continued strength and year-over-year improvement in the freight rate environment, as rates increased a record 32.5% compared to last year’s third quarter and more than offset the impact of prior fleet downsizing and the mix shift towards asset-light reflecting constraints due to asset availability. Freight volumes declined due to fleet-rightsizing efforts over the course of the prior year and into 2021, coupled with outstanding truck backfill orders due to new truck shortages in the market. Despite the lower fleet size, load volume increased as excess capacity was directed to the brokerage business, which in turn has risen above pre-pandemic levels. Sustained recovery across various industrial end markets to pre-pandemic levels, particularly in steel and construction, contributed to the strong rate environment.

Capital Summary and Updated 2021 Outlook

At September 30, 2021, Daseke had cash and cash equivalents of $143.6 million and $120.9 million available under its revolving credit facility, for total available liquidity of $264.5 million. Total debt was $599.7 million and net debt was $456.1 million. This compares to cash and cash equivalents of $176.2 million and $83.2 million available on the revolving credit facility, total available liquidity of $259.4 million, total debt of $679.7 million, and net debt of $503.5 million on December 31, 2020.

For the quarter, net cash provided by operating activities was $57.6 million, cash capital expenditures were $16.2 million, and cash proceeds from the sale of excess property and equipment were $21.3 million, resulting in Free Cash Flow of $62.7 million. Additionally, capital expenditures financed with debt and finance leases were $25.8 million. This compares to net cash provided by operating activities of $39.5 million, cash capital expenditures of $3.1 million, and cash proceeds from the sale of excess property and equipment of $15.6 million, resulting in Free Cash Flow of $52.0 million in the year-ago quarter. Capital expenditures financed with debt and finance leases were $15.4 million in the year-ago quarter. Q4 2021 Net Capital expenditure is estimated to be within the range of $21.0 to $26.0 million.

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its third quarter 2021 results and 2021 outlook. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Company’s website at https://www.daseke.com. Presentation materials will be posted at the time of the call at investor.daseke.com as well. Interested parties may also participate in the call by dialing (855) 242-9918 and entering the passcode 2229443. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company’s website, under the events section.

About Daseke, Inc.

Daseke, Inc. is the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets. Daseke offers comprehensive, best-in-class services to a diversified portfolio of many of North America’s most respected industrial shippers. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for the Company and its reporting segments, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted earnings per share, Adjusted Operating Ratio, Free Cash Flow and Net Debt. This news release also includes GAAP and non-GAAP measures appended with ex-Aveda, which represent the measure excluding the impact of our Aveda business, which we disposed of in 2020.

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally.

You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the tables below.

Adjusted EBITDA

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest, (iii) income taxes, and (iv) other material items that management believes do not reflect our core operating performance. Adjusted EBITDA ex-Aveda is defined as Adjusted EBITDA less the Adjusted EBITDA of the Aveda business, which we disposed of in 2020. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Total revenue, and Adjusted EBITDA ex-Aveda margin is defined as Adjusted EBITDA ex-Aveda divided by Total revenue ex-Aveda.

We have not reconciled non‐GAAP forward-looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts. In particular, we have not reconciled our expectations as to forward-looking Adjusted EBITDA to net income due to the difficulty in making an accurate projection as to the change in fair value of warrant liability, which will have a significant impact on our GAAP net income; accordingly, a reconciliation of forward-looking Adjusted EBITDA to net income is not available without unreasonable efforts.

The Company’s board of directors and executive management team use Adjusted EBITDA and Adjusted EBITDA ex-Aveda (collectively discussed below as "Adjusted EBITDA Metrics") as key measures of its performance and for business planning. Adjusted EBITDA Metrics assist them in comparing the Company’s operating performance over various reporting periods on a consistent basis because they remove from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA Metrics also allow the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA Metrics is substantially consistent with that used in its debt covenants and also is routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA Metrics is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Adjusted Net Income (Loss) and Adjusted Earnings Per Share

Daseke defines Adjusted Net Income (Loss) ex-Aveda as net income (loss) adjusted for material items that management believes do not reflect our core operating performance. Daseke defines Adjusted Net Income (Loss) ex-Aveda per share as Adjusted Net Income (Loss) ex-Aveda divided by the weighted average number of shares of common stock outstanding during the period under the two-class method.

The Company’s board of directors and executive management team use these measures as key measures of its performance and for business planning. These measures assist them in comparing its operating performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these measures are useful because they provide investors and industry analysts the same information that it uses internally for purposes of assessing its core operating performance.

Adjusted Operating Income (Loss) and Adjusted Operating Ratio

The Company uses Adjusted Operating Income (Loss) and Adjusted Operating Ratio as a supplement to its GAAP results in evaluating certain aspects of its business, as described below. The Company defines Adjusted Operating Income (Loss) as (a) total revenue less (b) Adjusted Operating Expenses. The Company defines Adjusted Operating Expenses as (a) total operating expenses (i) less material items that management believes do not reflect our core operating performance. The Company defines Adjusted Operating Ratio as (a) Adjusted Operating Expenses, as a percentage of (b) total revenue. The Company defines previously defined terms appended with ex-Aveda as their previously defined term excluding the impact of the Aveda business, which we disposed of in 2020.

The Company’s board of directors and executive management team view these non-GAAP measures, and their key drivers of revenue quality, growth, expense control and operating efficiency, as very important measures of the Company’s performance. These measures assist them in comparing the Company’s performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these non-GAAP measures are useful because they provide investors and industry analysts the same information that it uses internally for purposes of assessing its core operating profitability.

Free Cash Flow

Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment, as such amounts are shown on the face of the Statements of Cash Flows.

The Company’s board of directors and executive management team use Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments and repurchase stock.

Net Debt

Daseke defines net debt as total debt less cash and cash equivalents. The Company’s board of directors and executive management team use net debt to help assess the Company’s liquidity and evaluate and plan for future liquidity needs. The Company believes that the presentation of net debt is useful to investors because it provides additional information regarding the Company’s overall liquidity, financial flexibility, capital structure and leverage.

Management’s view of Core Operating Performance

In the non-GAAP measures discussed above, management refers to certain material items that management believes do not reflect the Company’s core operating performance, which management believes represent its performance in the ordinary, ongoing and customary course of its operations. Management views the Company’s core operating performance as its operating results excluding the impact of items including, but not limited to, stock-based compensation, impairments, amortization of intangible assets, restructuring, business transformation costs, and severance. Management believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance in the same manner that management evaluates its core operational performance.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, including its restructuring actions and cost reduction initiatives; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

The effect of the COVID-19 pandemic may remain prevalent for a significant period of time and may adversely affect the Company’s business, results of operations and financial condition even after the COVID-19 pandemic has subsided and “stay at home” mandates have been lifted. The extent to which the COVID-19 pandemic impacts the Company will depend on numerous evolving factors and future developments that it cannot predict. There are no comparable recent events that provide guidance as to the effect the COVID-19 global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. Additionally, the Company will regularly evaluate its capital structure and liquidity position. From time to time and as opportunities arise, the Company may access the debt capital markets and modify its debt arrangements to optimize its capital structure and liquidity position.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles and disruptions in capital and credit markets, the impact to the Company’s business and operations resulting from the

COVID-19 pandemic, the Company’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans, the Company’s ability to complete recent or future divestitures successfully, the Company’s ability to adequately address downward pricing and other competitive pressures, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to realize intended benefits from its recent or future acquisitions, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward-looking statements. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, particularly the section titled “Risk Factors”.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Chris Hodges

312-445-2870

DSKE@alpha-ir.com

Daseke, Inc. and Subsidiaries
Consolidated Condensed Statements of Operations
(Unaudited)
(In millions, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Company freight	$166.6	$174.8	$475.3	$522.7
Owner operator freight	131.1	103.3	365.3	307.1
Brokerage	81.9	65.2	197.1	184.8
Logistics	9.7	9.9	28.9	28.8
Fuel surcharge	35.3	22.6	95.9	75.1
Total revenue	424.6	375.8	1,162.5	1,118.5
Operating expenses:
Salaries, wages and employee benefits	96.6	95.8	280.7	305.6
Fuel	26.8	20.2	79.1	67.1
Operations and maintenance	40.5	45.5	108.1	136.4
Purchased freight	167.5	127.9	444.2	374.3
Administrative and other expenses	35.8	34.0	102.6	113.4
Depreciation and amortization	22.3	22.3	66.7	71.4
Gain on disposition of property and equipment	(5.4)	(3.1)	(13.1)	(3.9)
Impairment	—	—	—	13.4
Restructuring charges	0.1	5.1	0.2	8.6
Total operating expenses	384.2	347.7	1,068.5	1,086.3
Income from operations	40.4	28.1	94.0	32.2
Other expense	10.8	13.4	26.5	34.0
Income (loss) before income taxes	29.6	14.7	67.5	(1.8)
Income tax expense	8.7	2.0	18.6	0.2
Net income (loss)	20.9	12.7	48.9	(2.0)

Net income (loss)	$20.9	$12.7	$48.9	$(2.0)
Less dividends to Series A convertible preferred stockholders	(1.2)	(1.2)	(3.7)	(3.7)
Net income (loss) attributable to common stockholders	$19.7	$11.5	$45.2	$(5.7)
Income (loss) per common share:
Basic	$0.31	$0.17	$0.70	$(0.09)
Diluted	$0.30	$0.17	$0.68	$(0.09)
Weighted-average common shares outstanding:
Basic	62,583,115	64,823,973	64,159,551	64,692,039
Diluted	70,000,603	71,700,156	71,207,581	64,692,039
Dividends declared per Series A convertible preferred share	$1.91	$1.91	$5.72	$5.72

Daseke, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(Unaudited)
(In millions)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$143.6	$176.2
Accounts receivable, net	189.1	154.4
Other current assets	35.1	34.5
Total current assets	367.8	365.1
Property and equipment, net	394.2	402.7
Goodwill and intangible assets, net	228.7	233.9
Other long-term assets	119.0	125.2
Total assets	$1,109.7	$1,126.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16.1	$16.5
Accrued expenses	52.2	35.7
Current portion of long-term debt	55.7	54.0
Other current liabilities	100.5	84.5
Total current liabilities	224.5	190.7
Long-term debt, net of current portion	536.2	618.6
Other long-term liabilities	180.5	178.8
Total liabilities	941.2	988.1
Stockholders’ equity	168.5	138.8
Total liabilities and stockholders’ equity	$1,109.7	$1,126.9

Daseke, Inc. and Subsidiaries
Consolidated Condensed Statements of Cash Flow
(Unaudited)
(In millions)

	Nine Months Ended
	September 30,
	2021	2020
Net cash provided by operating activities	$115.7	$122.4
Net cash provided by investing activities	13.7	34.0
Net cash used in financing activities	(161.9)	(62.7)
Effect of exchange rates on cash and cash equivalents	(0.1)	0.4
Net increase (decrease) in cash and cash equivalents	$(32.6)	$94.1

Property and equipment acquired with debt or finance lease obligations	$55.0	$45.4
Property and equipment sold for notes receivable	$0.5	$0.3

Daseke, Inc. and Subsidiaries
Reconciliation of cash flows provided by operating activities to Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$57.6	$39.5	$115.7	$122.4
Purchases of property and equipment	(16.2)	(3.1)	(34.2)	(18.0)
Proceeds from sale of property and equipment	21.3	15.6	47.9	52.0
Free Cash Flow	$62.7	$52.0	$129.4	$156.4

Daseke, Inc. and Subsidiaries
Reconciliation of total debt to net debt
(Unaudited)
(In millions)
	September 30,	December 31,
	2021	2020
Term Loan Facility	$398.0	$483.5
Equipment term loans	171.1	164.9
Finance lease obligations	30.6	31.3
Total debt	599.7	679.7
Less: cash and cash equivalents	(143.6)	(176.2)
Net debt	$456.1	$503.5

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)

	Three Months Ended September 30,
	2021		2020		Increase (Decrease)
(Dollars in millions, except rate per mile and revenue per tractor)	$	%	$	%	$	%
REVENUE(1):
Company freight	$123.9	50.8	$129.7	55.1	$(5.8)	(4.5)
Owner operator freight	42.6	17.5	37.7	16.0	4.9	13.0
Brokerage	51.5	21.1	47.8	20.3	3.7	7.7
Logistics	8.6	3.5	9.1	3.9	(0.5)	(5.5)
Fuel surcharge	17.4	7.1	10.9	4.7	6.5	59.6
Total revenue	244.0	100.0	235.2	100.0	8.8	3.7

OPERATING EXPENSES(1):
Total operating expenses	214.4	87.9	204.1	86.8	10.3	5.0
Operating ratio	87.9%		86.8%
Adjusted operating ratio	87.0%		85.1%
Adjusted operating ratio ex-Aveda	86.9%		85.8%
INCOME FROM OPERATIONS	$29.6	12.1	$31.1	13.2	$(1.5)	(4.8)

OPERATING STATISTICS:
Company miles	36.6		38.9		(2.3)	(5.9)
Owner operator miles	12.2		12.1		0.1	0.8
Total miles (in millions)(2)	48.8		51.0		(2.2)	(4.3)

Rate per mile	$3.41		$3.28		$0.13	4.0
Rate per mile ex-Aveda	$3.41		$3.28		$0.13	4.0
Revenue per tractor	$70,300		$67,500		$2,800	4.1
Revenue per tractor ex-Aveda	$70,300		$67,500		$2,800	4.1

Company-operated tractors, at quarter-end	1,835		1,960		(125)	(6.4)
Owner-operated tractors, at quarter-end	497		510		(13)	(2.5)
Number of trailers, at quarter-end	7,059		7,278		(219)	(3.0)

Company-operated tractors, average for the quarter	1,865		1,958		(93)	(4.7)
Owner-operated tractors, average for the quarter	504		523		(19)	(3.6)
Total tractors, average for the quarter	2,369		2,481		(112)	(4.5)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)

	Nine Months Ended September 30,
	2021		2020		Increase (Decrease)
(Dollars in millions, except rate per mile and revenue per tractor)	$	%	$	%	$	%
REVENUE(1):
Company freight	$345.1	52.8	$383.5	55.0	$(38.4)	(10.0)
Owner operator freight	117.9	18.0	118.7	17.0	(0.8)	(0.7)
Brokerage	119.6	18.3	133.7	19.2	(14.1)	(10.5)
Logistics	25.0	3.8	26.4	3.8	(1.4)	(5.3)
Fuel surcharge	46.2	7.1	34.9	5.0	11.3	32.4
Total revenue	653.8	100.0	697.2	100.0	(43.4)	(6.2)

OPERATING EXPENSES(1):
Total operating expenses	584.6	89.4	658.1	94.4	(73.5)	(11.2)
Operating ratio	89.4%		94.4%
Adjusted operating ratio	88.7%		90.7%
Adjusted operating ratio ex-Aveda	88.6%		89.1%
INCOME FROM OPERATIONS	$69.2	10.6	$39.1	5.6	$30.1	77.0

OPERATING STATISTICS:
Company miles	112.8		117.4		(4.6)	(3.9)
Owner operator miles	36.3		38.2		(1.9)	(5.0)
Total miles (in millions)(2)	149.1		155.6		(6.5)	(4.2)

Rate per mile	$3.11		$3.23		$(0.12)	(3.7)
Rate per mile ex-Aveda	$3.11		$3.05		$0.05	1.7
Revenue per tractor	$194,200		$172,600		$21,600	12.5
Revenue per tractor ex-Aveda	$194,200		$170,600		$23,600	13.8

Company-operated tractors, at period-end	1,835		1,960		(125)	(6.4)
Owner-operated tractors, at period-end	497		510		(13)	(2.5)
Number of trailers, at period-end	7,059		7,278		(219)	(3.0)

Company-operated tractors, average for the period	1,876		2,263		(387)	(17.1)
Owner-operated tractors, average for the period	507		646		(139)	(21.4)
Total tractors, average for the period	2,384		2,909		(525)	(18.1)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)

	Three Months Ended September 30,
	2021		2020		Increase (Decrease)
(Dollars in millions, except rate per mile and revenue per tractor)	$	%	$	%	$	%
REVENUE(1):
Company freight	$45.1	24.5	$47.1	32.6	$(2.0)	(4.2)
Owner operator freight	89.2	48.5	67.2	46.5	22.0	32.7
Brokerage	30.4	16.5	17.6	12.2	12.8	72.7
Logistics	1.1	0.6	0.7	0.5	0.4	57.1
Fuel surcharge	18.2	9.9	11.9	8.2	6.3	52.9
Total revenue	184.0	100.0	144.5	100.0	39.5	27.3

OPERATING EXPENSES(1):
Total operating expenses	162.9	88.5	135.2	93.6	27.7	20.5
Operating ratio	88.5%		93.6%
Adjusted operating ratio	87.7%		92.6%
INCOME FROM OPERATIONS	$21.1	11.5	$9.3	6.4	$11.8	127.4

OPERATING STATISTICS:
Company miles	17.8		23.1		(5.3)	(22.9)
Owner operator miles	34.5		35.7		(1.2)	(3.4)
Total miles (in millions)(2)	52.3		58.8		(6.5)	(11.1)

Rate per mile	$2.57		$1.94		$0.63	32.5
Revenue per tractor	$56,000		$43,000		$13,000	30.2

Company-operated tractors, at quarter-end	806		1,019		(213)	(20.9)
Owner-operated tractors, at quarter-end	1,580		1,590		(10)	(0.6)
Number of trailers, at quarter-end	4,207		4,329		(122)	(2.8)

Company-operated tractors, average for the quarter	807		1,077		(270)	(25.1)
Owner-operated tractors, average for the quarter	1,591		1,581		10	0.6
Total tractors, average for the quarter	2,398		2,658		(260)	(9.8)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)

	Nine Months Ended September 30,
	2021		2020		Increase (Decrease)
(Dollars in millions, except rate per mile and revenue per tractor)	$	%	$	%	$	%
REVENUE(1):
Company freight	$137.5	26.5	$147.3	33.7	$(9.8)	(6.7)
Owner operator freight	249.1	48.1	193.5	44.3	55.6	28.7
Brokerage	77.8	15.0	52.6	12.0	25.2	47.9
Logistics	3.6	0.7	2.2	0.5	1.4	63.6
Fuel surcharge	50.3	9.7	41.2	9.5	9.1	22.1
Total revenue	518.3	100.0	436.8	100.0	81.5	18.7

OPERATING EXPENSES(1):
Total operating expenses	463.3	89.4	408.2	93.5	55.1	13.5
Operating ratio	89.4%		93.5%
Adjusted operating ratio	88.7%		92.7%
INCOME FROM OPERATIONS	$55.0	10.6	$28.6	6.5	$26.4	92.1

OPERATING STATISTICS:
Company miles	58.1		75.4		(17.3)	(22.9)
Owner operator miles	102.9		107.1		(4.2)	(3.9)
Total miles (in millions)(2)	161.0		182.5		(21.5)	(11.8)

Rate per mile	$2.40		$1.87		$0.53	28.3
Revenue per tractor	$156,900		$125,400		$31,500	25.1

Company-operated tractors, at period-end	806		1,019		(213)	(20.9)
Owner-operated tractors, at period-end	1,580		1,590		(10)	(0.6)
Number of trailers, at period-end	4,207		4,329		(122)	(2.8)

Company-operated tractors, average for the period	866		1,154		(288)	(24.9)
Owner-operated tractors, average for the period	1,598		1,564		34	2.2
Total tractors, average for the period	2,464		2,718		(254)	(9.3)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio ex-Aveda
Reconciliation of Operating Income to Operating Income ex-Aveda
Reconciliation of Revenue to Revenue ex-Aveda
(Unaudited)

	Three Months Ended September 30,
(Dollars in millions)	2021	2020	2021	2020	2021	2020
	Consolidated		Flatbed		Specialized
Revenue	$424.6	$375.8	$184.0	$144.5	$244.0	$235.2
Less Aveda Revenue	—	—			—	—
Revenue ex-Aveda	$424.6	$375.8			$244.0	$235.2
Operating expenses	384.2	347.7	162.9	135.2	214.4	204.1
Less Aveda Operating Expenses	(0.1)	(1.5)			(0.1)	(1.5)
Operating expenses ex-Aveda	384.1	346.2			214.3	202.6
Operating income	$40.4	$28.1	$21.1	$9.3	$29.6	$31.1
Operating income ex-Aveda	$40.5	$29.6			$29.7	$32.6
Operating ratio	90.5%	92.5%	88.5%	93.6%	87.9%	86.8%
Operating ratio ex-Aveda	90.5%	92.1%			87.8%	86.1%

Stock based compensation	2.1	2.3	0.2	0.3	0.3	0.3
Amortization of intangible assets	1.7	1.9	0.8	0.9	1.0	1.0
Other (1)	3.6	4.3	0.5	0.2	0.9	2.6
Adjusted operating expenses	376.8	339.2	161.4	133.8	212.2	200.2
Less Aveda Operating Expense Adjustments	—	(3.0)			—	(3.0)
Adjusted operating expenses ex-Aveda	376.7	340.7			212.1	201.7
Adjusted operating income	$47.8	$36.6	$22.6	$10.7	$31.8	$35.0
Adjusted operating income ex-Aveda	$47.9	$35.1			$31.9	$33.5
Adjusted operating ratio	88.7%	90.3%	87.7%	92.6%	87.0%	85.1%
Adjusted operating ratio ex-Aveda	88.7%	90.7%			86.9%	85.8%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio ex-Aveda
Reconciliation of Operating Income to Operating Income ex-Aveda
Reconciliation of Revenue to Revenue ex-Aveda
(Unaudited)

	Nine Months Ended September 30,
(Dollars in millions)	2021	2020	2021	2020	2021	2020
	Consolidated		Flatbed		Specialized
Revenue	$1,162.5	$1,118.5	$518.3	$436.8	$653.8	$697.2
Less Aveda Revenue	—	(51.7)			—	(51.7)
Revenue ex-Aveda	$1,162.5	$1,066.8			$653.8	$645.5
Operating expenses	1,068.5	1,086.3	463.3	408.2	584.6	658.1
Less Aveda Operating Expenses	(0.5)	(79.1)			(0.5)	(79.1)
Operating expenses ex-Aveda	1,068.0	1,007.2			584.1	579.0
Operating income	$94.0	$32.2	$55.0	$28.6	$69.2	$39.1
Operating income ex-Aveda	$94.5	$59.6			$69.7	$66.5
Operating ratio	91.9%	97.1%	89.4%	93.5%	89.4%	94.4%
Operating ratio (ex-Aveda)	91.9%	94.4%			89.3%	89.7%

Stock based compensation	5.3	4.9	0.4	0.5	0.8	1.1
Impairment	—	13.4	—	—	—	13.4
Amortization of intangible assets	5.2	5.5	2.3	2.5	2.9	3.0
Third party debt refinancing charges	2.3	—	—	—	—	—
Other (1)	4.1	13.9	0.7	0.4	1.0	8.0
Adjusted operating expenses	1,051.6	1,048.6	459.9	404.8	579.9	632.6
Less Aveda Operating Expense Adjustments	—	(21.5)				(21.5)
Adjusted operating expenses ex-Aveda	1,051.1	991.0			579.4	575.0
Adjusted operating income	$110.9	$69.9	$58.4	$32.0	$73.9	$64.6
Adjusted operating income ex-Aveda	$111.4	$75.8			$74.4	$70.5
Adjusted operating ratio	90.5%	93.8%	88.7%	92.7%	88.7%	90.7%
Adjusted operating ratio ex-Aveda	90.4%	92.9%			88.6%	89.1%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA ex-Aveda by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA ex-Aveda Margin by Segment
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2021				September 30, 2021
(Dollars in millions)	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$15.2	$21.0	$(15.3)	$20.9	$38.6	$48.7	$(38.4)	$48.9
Depreciation and amortization	8.8	13.3	0.2	22.3	26.5	39.4	0.8	66.7
Interest income	(0.1)	—	—	(0.1)	(0.2)	(0.1)	0.1	(0.2)
Interest expense	0.9	1.2	5.2	7.3	3.5	4.6	18.0	26.1
Income tax expense (benefit)	5.1	7.2	(3.6)	8.7	13.3	16.3	(11.0)	18.6
Stock based compensation	0.2	0.3	1.6	2.1	0.4	0.8	4.1	5.3
Change in fair value of warrant liability	—	—	3.4	3.4	—	—	1.2	1.2
Third party debt refinancing charges	—	—	—	—	—	—	2.3	2.3
Other (1)	0.6	1.0	2.1	3.7	0.6	1.0	2.5	4.1
Adjusted EBITDA	$30.7	$44.0	$(6.4)	$68.3	$82.7	$110.7	$(20.4)	$173.0
Less Aveda Adjusted EBITDA		(0.1)		(0.1)		(0.6)		(0.6)
Adjusted EBITDA ex-Aveda		$44.1		$68.4		$111.3		$173.6
Total revenue	184.0	244.0	(3.4)	424.6	518.3	653.8	(9.6)	1,162.5
Total revenue ex-Aveda		244.0		424.6		653.8		1,162.5
Net income (loss) margin	8.3%	8.6%	450.0%	4.9%	7.4%	7.4%	400.0%	4.2%
Adjusted EBITDA margin	16.7%	18.0%	186.8%	16.1%	15.9%	16.9%	212.5%	14.9%
Adjusted EBITDA ex-Aveda margin		18.1%		16.1%		17.0%		14.9%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA ex-Aveda by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA ex-Aveda Margin by Segment
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2020				September 30, 2020
(Dollars in millions)	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$4.6	$20.4	$(12.3)	$12.7	$14.9	$16.5	$(33.4)	$(2.0)
Depreciation and amortization	9.3	12.8	0.2	22.3	27.8	42.9	0.7	71.4
Interest income	(0.1)	—	—	(0.1)	(0.2)	—	(0.3)	(0.5)
Interest expense	2.3	2.9	5.9	11.1	7.2	8.7	18.2	34.1
Income tax expense (benefit)	2.4	8.4	(8.8)	2.0	6.8	14.1	(20.7)	0.2
Stock based compensation	0.3	0.3	1.7	2.3	0.5	1.1	3.3	4.9
Change in fair value of warrant liability	—	—	3.0	3.0	—	—	0.9	0.9
Impairment	—	—	—	—	—	13.4	—	13.4
Other (1)	0.2	2.6	1.5	4.3	0.4	8.0	5.5	13.9
Adjusted EBITDA	$19.0	$47.4	$(8.8)	$57.6	$57.4	$104.7	$(25.8)	$136.3
Less Aveda Adjusted EBITDA		1.4		1.4		(3.0)		(3.0)
Adjusted EBITDA ex-Aveda		$46.0		$56.2		$107.7		$139.3
Total revenue	144.5	235.2	(3.9)	375.8	436.8	697.2	(15.5)	1,118.5
Total revenue ex-Aveda		235.2		375.8		645.5		1,066.8
Net income (loss) margin	3.2%	8.7%	315.4%	3.4%	3.4%	2.4%	215.5%	(0.2)%
Adjusted EBITDA margin	13.1%	20.2%	225.6%	15.3%	13.1%	15.0%	166.5%	12.2%
Adjusted EBITDA ex-Aveda margin		19.6%		15.0%		16.7%		13.1%

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income ex-Aveda
Reconciliation of Net Income (Loss) to Net Income (Loss) ex-Aveda
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share ex-Aveda
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions, except share and per share data)	2021	2020	2021	2020
Net income (loss)	$20.9	12.7	$48.9	(2.0)
Less Aveda Net income (loss)	(0.1)	(1.3)	(0.4)	(25.0)
Net income (loss) ex-Aveda	21.0	14.0	49.3	23.0
Adjusted for:
Income tax expense (benefit)	8.7	2.0	18.6	0.2
Less Aveda Income tax expense (benefit)	—	(0.3)	(0.1)	(2.9)
Income tax expense (benefit) ex-Aveda	8.7	2.3	18.7	3.1
Income (loss) before income taxes	29.6	14.7	67.5	(1.8)
Income (loss) before income taxes ex-Aveda	29.7	16.3	68.0	26.1
Add:
Stock based compensation	2.1	2.3	5.3	4.9
Impairment	—	—	—	13.4
Amortization of intangible assets	1.7	1.9	5.2	5.5
Debt refinancing related charges	—	—	3.7	—
Change in fair value of warrant liability	3.4	3.0	1.2	0.9
Other (1)	3.6	4.3	4.1	13.9
Adjusted income (loss) before income taxes	40.4	26.2	87.0	36.8
Less Aveda adjustments	—	3.0	—	21.5
Adjusted income (loss) before income taxes ex-Aveda	40.5	24.8	87.5	43.2
Income tax (expense) benefit at adjusted effective rate	(10.4)	(7.1)	(23.3)	(10.1)
Adjusted Net Income ex-Aveda	$30.1	$17.7	$64.2	$33.1

Net income (loss)	$20.9	$12.7	$48.9	$(2.0)
Less Series A preferred dividends	(1.2)	(1.2)	(3.7)	(3.7)
Net income (loss) attributable to common stockholders	19.7	11.5	45.2	(5.7)
Allocation of earnings to non-vested participating restricted stock units	(0.2)	(0.2)	(0.4)	—
Numerator for basic EPS - income (loss) available to common stockholders - two class method	$19.5	$11.3	$44.8	$(5.7)
Effect of dilutive securities:
Add back Series A preferred dividends	$1.2	$—	$3.7	$—
Add back allocation earnings to participating securities	0.2	0.2	0.4	—
Reallocation of earnings to participating securities considering potentially dilutive securities	(0.2)	(0.2)	(0.4)	—
Numerator for diluted EPS - income (loss) available to common shareholders - two class method	$20.7	$11.3	$48.5	$(5.7)

(1) Other primarily includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share ex-Aveda (continued)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions, except share and per share data)	2021	2020	2021	2020
Adjusted Net Income ex-Aveda	$30.1	$17.7	$64.2	$33.1
Less Series A preferred dividends	(1.2)	(1.2)	(3.7)	(3.7)
Allocation of earnings to non-vested participating restricted stock units	(0.2)	(0.2)	(0.3)	—
Numerator for basic EPS - adjusted income available to common shareholders ex-Aveda - two class method	$28.7	$16.3	$60.2	$29.4
Effect of dilutive securities:
Add back Series A preferred dividends	$1.2	$—	$2.5	$—
Add back allocation earnings to participating securities	0.2	0.2	0.3	—
Reallocation of earnings to participating securities considering potentially dilutive securities	(0.2)	—	(0.3)	—
Numerator for diluted EPS - adjusted income available to common shareholders ex-Aveda - two class method	$29.9	$16.5	$62.7	$29.4

Basic EPS
Net income (loss) attributable to common stockholders	$0.31	$0.17	$0.70	$(0.09)
Adjusted net income attributable to common stockholders ex-Aveda	$0.46	$0.25	$0.94	$0.45
Diluted EPS
Net income (loss) attributable to common stockholders	$0.30	$0.17	$0.68	$(0.09)
Adjusted net income attributable to common stockholders ex-Aveda	$0.43	$0.24	$0.90	$0.44
Weighted-average common shares outstanding:
Basic	62,583,115	64,823,973	64,159,551	64,692,039
Diluted	70,000,603	71,700,156	71,207,581	64,692,039
Basic - adjusted ex-Aveda	62,583,115	64,823,973	64,159,551	64,692,039
Diluted - adjusted ex-Aveda	70,000,603	71,958,572	71,207,581	65,700,148